Exhibit 8.1

December 23, 2020	File #: 93871.1

Red Metal Resources Ltd.

278 Bay Street, Suite 102

Thunder Bay, ON   P7B 1R8

Dear Sirs and Mesdames:

Re:  Red Metal Resources Ltd. (the “Company”) - Registration Statement Form S-4

We have acted as special tax counsel to the Company in connection with the preparation of a Registration Statement on Form S-4 (File No. 333-251126) (the “Registration Statement”) filed with the Securities and Exchange Commission by the Company, including the related proxy statement/prospectus forming a part thereof, on December 23, 2020 with respect to the Company’s continuance from the State of Nevada, United States of America to the Province of British Columbia, Canada (the “Continuation”).

This opinion is being delivered in connection with the Registration Statement. Capitalized terms used and not defined herein have the meanings set forth in the Registration Statement unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of factual statements, representations, covenants, and warranties contained in (i) the Plan of Conversion (including exhibits and schedules thereto) of the Company (the “Plan”), including the Articles of the Company under the Business Corporations Act (British Columbia), any supporting resolutions or authorizations (together, with the Plan, the “Transaction Documents”) (ii) the Registration Statement and the proxy statement/prospectus, and (iii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, with your consent:

1.the genuineness of all signatures;

2.the authenticity of all documents submitted to us as originals, the completeness and conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies;

3.the legal existence, power and capacity of all parties to the Transaction Documents;

4.the legal capacity and authority of all individuals;

5.the due authorization, execution and delivery of the Transaction Documents by all parties thereto, including prior to the Continuation where execution and delivery of such documents are prerequisites to the effectiveness thereof;

6.that, aside from the Transaction Documents, there are no other agreements, written or oral, with respect to the Continuation;

7.that each of the Transaction Documents constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each such party in accordance with its terms and under the laws of all relevant jurisdictions;

8.that each of the parties to the Transaction Documents have complied with its respective covenants set forth in the applicable Transaction Documents and the acknowledgments, representations and warranties of the parties set forth in the Transaction Documents are true, correct and accurate in all respects as at the time of delivery of this opinion;

9.that the Transaction Documents are intended to create the legal rights and obligations apparent on their face and that there is no intention to give third parties or any court the appearance of creating different legal rights and obligations;

10.that there were no negotiations between the parties to the Transaction Documents that were materially inconsistent with the legal form of the Transaction Documents as ultimately executed;

11.that all Transaction Documents, including drafts thereof, which we have reviewed have been or will be executed in the form reviewed by Boughton Law Corporation and have not been amended or modified since the dates on which they were provided to Boughton Law Corporation, whether by way of written or oral agreement or by the conduct of any of the parties thereto or otherwise;

12.that the Continuation will be consummated in the manner contemplated by, and in accordance with the provisions of, the Transaction Documents, the Registration Statement, and the proxy statement/prospectus, and the Continuation will be effective under the laws of the State of Nevada, United States of America and under the laws of the Province of British Columbia, Canada including, without limiting the generality of the foregoing, Part 9 of Division 8 of the Business Corporations Act (British Columbia) (the “B.C. Act”);

13.that any statements made in any of the documents referred to herein including those qualified “to the knowledge of” or similarly qualified are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the effective time of the Continuation, in each case without any qualification; and

14.that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Transaction Documents, the Registration Statement, and the proxy statement/prospectus.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions, and limitations stated in the Registration Statement, the proxy statement/prospectus constituting part of the Registration Statement, all statements of legal conclusion in the Registration Statement under the caption “Certain Canadian Federal Income Tax Considerations of the Change of Our Corporate Jurisdiction” are accurate statements as to the material Canadian federal income tax considerations of the matters described therein pursuant to the provisions of the Income Tax Act (Canada). In addition, and subject to the same qualifications, exceptions, assumptions and limitations, all statements of legal conclusion in the Registration Statement under the caption “Certain United States Federal Income Tax Considerations of the Change of Our Corporate Jurisdiction” as accurate statements as to the material U.S. federal income tax consequences of the matters described therein pursuant to the provisions of the Internal Revenue Code.  We express no opinion on any other matter.

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.The opinion is provided as a legal opinion only, effective as of the date of this letter, and not as a guaranty or warranty of the matters discussed or referenced herein or as representations of fact. Our opinion represents our best professional judgment regarding the application of Canadian federal income tax laws arising under the Income Tax Act (Canada)  and the United States federal income tax laws arising under the Internal Revenue Code, but does not address all of the Canadian or U.S. federal income tax consequences of the Continuation or all of the matters discussed in the Registration Statement. We express no opinion as to tax consequences, whether U.S. or Canadian, or any political subdivision thereof, or any other foreign law, other than as set forth herein and in the Registration Statement. Our opinion is not binding upon either the Canada Revenue Agency , the Internal Revenue Service, or the courts of either jurisdiction, and there is no assurance that applicable taxation authorities will not assert a contrary position or that a court will not sustain such a position asserted by the Canada Revenue Agency or the Internal Revenue Service. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein and in the Registration Statement. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of United States or Canadian federal income tax laws.

2.No opinion is expressed as to (i) any transaction other than the Continuation as described in the Transaction Documents, (ii) any matter not discussed in the Registration Statement under the captions “Certain Canadian Federal Income Tax Considerations of the Change of Our Corporate Jurisdiction,” or “Certain United States Federal Income Tax Considerations of the Change of Our Corporate Jurisdiction” or (iii) any matter whatsoever if, to the extent relevant to our opinion, either all the transactions described in the Transaction Documents are not consummated in accordance with the terms thereof and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties, covenants, and assumptions upon which we have relied, including in the Registration Statement and the proxy statement/prospectus, are not true and accurate at all relevant times.

3.In rendering this opinion, we assume that the Company and any other relevant party will comply in all respects with all compliance obligations under the Income Tax Act (Canada) and the Internal Revenue Code, in respect of the Continuation and that the Company and any other relevant party will undertake the efforts and expense necessary to present and litigate fully and vigorously the case in support of any challenge.

We are furnishing this opinion in connection with the filing of the Registration Statement. The opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. We make no undertaking, and expressly disclaim any duty, to supplement or update this opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the captions “Certain Canadian Federal Income Tax Considerations of the Change of Our Corporate Jurisdiction” and “Certain United States Federal Income Tax Considerations of the Change of Our Corporate Jurisdiction.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Yours truly,

/s/ Boughton Law Corporation

BOUGHTON LAW CORPORATION